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                                                                    EXHIBIT 10.9


LINC CAPITAL MANAGEMENT, A DIVISION OF    LINC Capital Management, a division of
SCIENTIFIC LEASING INC.                                  Scientific Leasing Inc.
MASTER LEASE AGREEMENT                                     303 East Wacker Drive
                                                         Chicago, Illinois 60601
                                                                  (312) 946-1000


Lessee:       CyberGold, Inc.                    Master Lease Agreement No. 6869

Address:      2921 Adeline Street                Date: March 27, 1997
              Berkeley, CA 94703


LINC Capital Management, a division of Scientific Leasing Inc. ("Lessor") hereby leases to Lessee and Lessee leases from Lessor, in accordance with the terms and conditions hereinafter set forth, the equipment and property together with all replacement parts, additions, accessories, alterations and repairs incorporated therein or now or hereafter affixed thereto (herein collectively referred to as the "Equipment") described in each Equipment Schedule which may be executed by Lessor and Lessee from time to time (individually a "Schedule" and collectively, the "Schedules"), each of which is made a part hereof. For all purposes of this Master Lease Agreement ("Lease"), each Equipment Schedule relating to one or more items of Equipment shall be deemed a separate lease incorporating all of the terms and provisions of this Lease. In the event of a conflict between the terms of this Lease and the terms and conditions of an Equipment Schedule, the terms and conditions of the Equipment Schedule shall govern and control that Equipment Schedule.

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1. TERM AND RENTAL. The term of this Lease (the "Initial Lease Term") for any item of Equipment shall be set forth in the Equipment Schedule relating to such items of Equipment and shall commence (the "Commencement Date") on the Acceptance Date ("Acceptance Date"), which shall be the applicable of: (1) the date of delivery of the Equipment to Lessee; (2) in the case of Equipment which is the subject of a sale and leaseback between Lessor and Lessee, the date upon which Lessor purchases such Equipment from Lessee; or (3) in the case of Equipment requiring installation, the date of installation of the Equipment. If the Acceptance Date is other than the first day of a calendar quarter, then the Commencement Date of the Initial Lease Term set forth in any Equipment Schedule shall be the first day of the calendar quarter following the month which includes the Acceptance Date and Lessee shall pay to Lessor, in addition to all other sums due hereunder, an amount equal to one-thirtieth of the amount of the average monthly rental payment due or to become due hereunder multiplied by the number of days from and including the Acceptance Date to the Commencement Date of the Initial Lease Term set forth in the Equipment Schedule. Lessee agrees to pay the total rental for the entire term hereof, which shall be the total amount of all rental payments set forth in the Equipment Schedule plus such additional amounts as may become due hereunder or pursuant to any written modification hereof or additional written agreement hereto. Except as otherwise specified in the Equipment Schedule, rental payments hereunder shall be monthly and shall be payable in advance on the first day of each month during the term of this Lease beginning with the Commencement Date of the Initial Lease Term and shall be sent to the address of the Lessor specified in this Lease or in the Equipment Schedule or as otherwise directed by the Lessor in writing. Rental payments or any other payments due hereunder not receivable on or before five
(5) days after the due date shall be overdue and shall be subject to a service charge in an amount equal to two percent (2%) per month of the overdue payments or the maximum rate permitted by law whichever is less (the "Service Charge Rate"). If Lessor shall at any time accept a rental payment after it shall become due, such acceptance shall not constitute or be construed as a waiver of any or all of Lessor's rights hereunder, including without limitation those rights of Lessor set forth in Sections 12 and 13 hereof.

2. TITLE. This is an agreement of lease only. Lessee shall have no right, title or interest in or to the Equipment leased hereunder, except as to the use thereof subject to the terms and conditions of this Lease. All of the Equipment shall remain personal property (whether or not the Equipment may at any time become attached or affixed to real property). The Equipment is and shall remain the sole and exclusive property of Lessor or its assignees. All replacement parts, modifications, repairs, alterations, additions and accessories incorporated in or affixed to the Equipment (herein collectively called "additions" and included in the definition of "Equipment"), whether before or after the Commencement Date, shall become the property of Lessor upon being so incorporated or affixed and shall be returned to Lessor as provided in Section
3. Upon the request of Lessor, Lessee will affix to the Equipment labels or other markings supplied by Lessor indicating its ownership of the Equipment and shall keep the same affixed for the entire term of this Lease. Lessee agrees to promptly execute and deliver or cause to be executed and delivered to Lessor and Lessor is hereby authorized to record or file, any statement and/or instrument requested by Lessor for the purpose of showing Lessor's interest in the Equipment, including without limitation, financing statements, security agreements, and waivers with respect to rights in the Equipment from any owners or mortgagees of any real estate where the Equipment may be located. In the event that Lessee fails or refuses to execute and/or file Uniform Commercial Code financing statements or other instruments or recordings which Lessor or its assignee reasonably deems necessary to perfect or maintain perfection of Lessor's or its assignee's interests hereunder, Lessee hereby appoints Lessor as Lessee's limited attorney-in-fact to execute and record all documents necessary to perfect or maintain the perfection of Lessor's interest hereunder. Lessee shall pay Lessor for any costs and fees relating to any filings hereunder including, but not limited to, costs, fees, searches, document preparation, documentary stamps, privilege taxes and reasonable attorneys' fees. If any item of Equipment includes computer software, Lessee shall execute and deliver and shall cause Seller (as hereinafter defined) to deliver all such documents as are necessary to effectuate assignment of all applicable software licenses to Lessor. Lessee shall at its expense: (i) indemnify, protect and defend Lessor's title to the Equipment from and against all persons claiming against or through Lessee; (ii) at all times keep the Equipment free from any and all liens, encumbrances, attachments, levies, executions, burdens, charges or legal process of any and every type whatsoever, (iii) give Lessor immediate written notice of any breach of this Lease described in clause (ii); and (iv) indemnify, protect and save Lessor harmless from any loss, cost or expense (including reasonable attorneys' fees) caused by the Lessee's breach of




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any of the provisions of this Lease, whether incurred by Lessor in pursuing its rights against Lessee or defending against any claims or defenses asserted by or through Lessee.

3. ACCEPTANCE AND RETURN OF EQUIPMENT. Lessor shall, at any time prior to unconditional acceptance of all Equipment by Lessee, have the right to cancel this Lease with respect to such Equipment (and if the Equipment or any portion thereof has not previously been delivered, Lessor may refuse to pay for the Equipment or any portion thereof or refuse to cause the same to be delivered) if: (a) the Acceptance Date with respect to any item of Equipment to be leased pursuant to any Equipment Schedule has not occurred within sixty (60) days of the estimated Acceptance Date set forth in such Equipment Schedule or (b) there shall be, in the reasonable judgment of Lessor, a material adverse change in the financial condition or credit standing of Lessee or of any guarantor of Lessee's performance under this Lease since the date of the most recent financial statements of Lessee or of such guarantor submitted to Lessor. Upon any cancellation by Lessor pursuant to this Section or the provisions of any Equipment Schedule, Lessee shall forthwith reimburse to Lessor all sums paid by Lessor with respect to such Equipment plus all costs and expenses of Lessor incurred in connection with such Equipment and any interest or rentals due hereunder in connection with such Equipment and shall pay to Lessor all other sums then due hereunder, whereupon if Lessee is not in then in default and has fully performed all of its obligations hereunder, Lessor will, upon request of Lessee, transfer to Lessee without warranty or recourse any rights that Lessor may then have with respect to such Equipment. Lessee agrees to promptly execute and deliver to Lessor (in no event later than 15 days after the Acceptance Date) a confirmation by Lessee of unconditional acceptance of the Equipment in the form supplied by Lessor (the "Equipment Acceptance"). Lessee agrees, before execution of the aforesaid Equipment Acceptance, to inform Lessor in writing of any defects in the Equipment, or in the installation thereof, which have come to the attention of Lessee or its agents and which might give rise to a claim by Lessee against the Seller or any other person. If Lessee fails to give notice to Lessor of any such defects or fails to deliver to Lessor the Equipment Acceptance as provided herein, it shall be deemed an acknowledgement by Lessee (for purposes of this Lease only) that no such defects in the Equipment or its installation exist and it shall be conclusively presumed, solely as between Lessor and its assignees and Lessee, that such Equipment has been unconditionally accepted by Lessee for lease hereunder. Except as otherwise provided in any Equipment Schedule, Lessee shall provide Lessor ninety (90) days prior written notice of its intention to return the Equipment upon expiration of the Initial Lease Term. Upon expiration or the cancellation or termination of the Lease with respect to any Equipment, Lessee shall, at its own expense, assemble, crate, insure and deliver all of the Equipment and all of the service records and all software and software documentation subject to this Lease and any Equipment Schedules hereto to Lessor in the same good condition and repair as when received, reasonable wear and tear resulting only from proper use thereof excepted, to such reasonable destination within the continental United States as Lessor shall designate. Lessee shall, immediately prior to such return of each item of Equipment, provide to Lessor a letter from the manufacturer of the equipment or another service organization reasonably acceptable to Lessor certifying that said item is in good working order, reasonable wear and tear resulting only from proper use thereof excepted, that such item is eligible for a maintenance agreement by such manufacturer and all software is included thereon. If any computer software requires relicensing when removed from Lessee's premises, Lessee shall bear all costs of such relicensing. Except as otherwise expressly provided in the Equipment Schedule, if Lessee fails for any reason to provide the notice set forth above or to re-deliver the Equipment back to Lessor in accordance with the terms set forth above, Lessee shall pay to Lessor, at Lessor's election, an amount equal to the highest monthly payment set forth in the Equipment Schedule for a period of not less than three (3) months and at the end of such period of time ("Holdover Period"), Lessee shall return the Equipment to Lessor as provided herein. Except as otherwise expressly provided in the Equipment Schedule, if Lessee fails or refuses to return the Equipment as provided herein at the end of any Holdover Period, Lessee shall pay to Lessor, at Lessor's option, an amount equal to one hundred percent (100%) of the highest monthly payment set forth in the Equipment Schedule or the highest rate permitted by law, whichever is less, for each month or portion thereof, until Lessee so returns the Equipment to Lessor.

4. DISCLAIMER OF WARRANTIES. LESSEE HAS EXCLUSIVELY SELECTED AND CHOSEN THE TYPE, DESIGN, CONFIGURATION, SPECIFICATION AND QUALITY OF THE EQUIPMENT HEREIN LEASED AND THE VENDOR, DEALER, SELLER, MANUFACTURER OR SUPPLIER THEREOF (HEREIN COLLECTIVELY CALLED "SELLER"), AS SET FORTH IN THE EQUIPMENT SCHEDULES. LESSOR MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION, THE CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY OR ITS FITNESS, ADAPTABILITY, ANY IMPLIED WARRANTY OF QUIET ENJOYMENT OR NON-INTERFERENCE OR SUITABILITY FOR ANY PARTICULAR PURPOSE, AND, LESSEE LEASES, HIRES AND RENTS THE EQUIPMENT "AS IS, WHERE IS." Lessee understands and agrees that neither Seller, nor any agent of Seller, is an agent of Lessor or is in any manner authorized to waive or alter any term or condition of this Lease. Lessor shall not be liable for any loss or damage suffered by Lessee or by any other person or entity, direct or indirect or consequential, including, but not limited to, business interruption and injury to persons or property, resulting from non-delivery or late delivery, installation, failure or faulty operation, condition, suitability or use of the Equipment leased by Lessee hereunder, or for any failure of any representations, warranties or covenants made by the Seller. Any claims of Lessee shall not be made against Lessor but shall be made, if at all, solely and exclusively against Seller, or any persons other than the Lessor. Lessor hereby authorizes Lessee to enforce during the term of this Lease, in its name but at Lessee's sole effort and expense, all warranties, agreements or representations, if any, which may have been made by Seller to Lessor or to Lessee, and Lessor hereby assigns to Lessee solely for the limited purpose of making and prosecuting any such claim, all rights which Lessor may have against Seller for breach of warranty or other representation respecting the Equipment.

5. CARE, TRANSFER AND USE OF EQUIPMENT. Lessee, at its own expense, shall maintain the Equipment in good operating condition, repair and appearance in accordance with Seller's specifications and in compliance with all applicable laws and regulations and shall protect the Equipment from deterioration except for reasonable wear and tear resulting only from proper use thereof. When generally offered, Lessee shall, at its expense, keep a maintenance contract in full force and effect, throughout the term of this Lease and any Equipment Schedule hereto. The disrepair or inoperability of the Equipment regardless of the cause thereof shall not relieve Lessee of the obligation to pay rental hereunder. Lessee shall not make any modification, alteration or addition to the Equipment (other than normal operating accessories or controls). Lessee will not, and will not permit anyone other than the authorized field engineering representatives of Seller or other maintenance organization reasonably acceptable to Lessor to effect any inspection, adjustment, preventative or remedial maintenance or repair to the



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Equipment. Lessee may not (a) relocate or operate the Equipment at locations other than the premises of Lessee specified in the applicable Equipment Schedule (the "Premises"), except with Lessor's prior written consent, which shall not be unreasonably withheld if such other location within the continental United States, or (b) SELL, CONVEY, TRANSFER, ENCUMBER, PART WITH POSSESSION OF, OR ASSIGN ANY ITEM OF EQUIPMENT OR ANY OF ITS RIGHTS HEREUNDER, AND ANY SUCH PURPORTED TRANSACTION SHALL BE NULL AND VOID AND OF NO FORCE OR EFFECT. In the event of a relocation of the Equipment or any item thereof to which Lessor consents, all costs (including any additional property taxes or other taxes and any additional expense of insurance coverage) resulting from any such relocation, shall be promptly paid by Lessee upon presentation to Lessee of evidence supporting such cost. Lessor shall have the right during normal hours upon reasonable notice to Lessee, subject to applicable laws and regulations, to enter Lessee's Premises in order to inspect, observe, affix labels or other markings, or to exhibit the Equipment to prospective purchasers or future lessees thereof, or to otherwise protect Lessor's interest therein.

6. NET LEASE. THIS LEASE AND ANY EQUIPMENT SCHEDULE HERETO IS A NET LEASE, AND ALL PAYMENTS HEREUNDER ARE NET TO LESSOR. All taxes, assessments, licenses, and other charges (including, without limitation personal property taxes and sales, use and leasing taxes and penalties and interest on such taxes) imposed, levied or assessed on the ownership, possession, rental or use of the Equipment during the term of this Lease and any Equipment Schedule hereto (except for Lessor's federal or state net income taxes) shall be paid by Lessee when due and before the same shall become delinquent, whether such taxes are assessed or would ordinarily be assessed against Lessor or Lessee. To the extent possible under applicable law, for personal property or advalorem tax return purposes only, Lessee shall include the Equipment on such returns as may be required, which returns shall be timely filed by it. In any event, Lessee shall file all tax returns required for itself or Lessor and Lessor hereby appoints Lessee as its attorney-in-fact for such purpose. In case of failure by Lessee to co-pay said taxes, assessments, licenses or other charges, Lessor may pay all or any part of such items, in which event the amount so paid by Lessor including any interest or penalties thereon and reasonable attorneys' fees incurred by Lessor in pursuing its rights against Lessee or defending against any claims or defenses asserted by or through Lessee shall be immediately paid by Lessee to Lessor as additional rental hereunder. Lessee shall promptly pay all costs, expenses and obligations of every kind and nature incurred in connection with the use or operation of the Equipment which may arise or become due during the term of this Lease and any Equipment Schedule hereto, whether or not specifically mentioned herein. In case of failure by Lessee to comply with any provision of this Lease and any Equipment Schedule hereto, Lessor shall have the right, but not the obligation, to effect such compliance on behalf of Lessee. In such event, all costs and expenses incurred by Lessor in effecting such compliance shall be immediately paid by Lessee to Lessor as additional rental hereunder.

7. INDEMNITY. Lessee shall and does hereby agree to indemnify, defend and hold Lessor and its assigns harmless from and against any and all liability, loss, costs, injury, damage, penalties, suits, judgements, demands, claims, expenses and disbursements (including without limitation, reasonable attorneys' fees incurred by Lessor in pursuing its rights against Lessee or defending against any claims or defenses asserted by or through Lessee) of any kind whatsoever arising out of, on account of, or in connection with this Lease and the Equipment leased hereunder, including, without limitation, its manufacture, selection, purchase, delivery, rejection installation, ownership, possession, leasing, renting, operation, control, use, maintenance and the return thereof. This indemnity shall survive the Initial Lease Term or earlier cancellation or termination of this Lease and any Equipment Schedule hereto.

8. INSURANCE. Commencing on the date that risk of loss or damage passes to Lessor from the Seller and continuing until Lessee has re-delivered possession of the Equipment to Lessor, Lessee shall, at its own expense, keep the Equipment (including all additions thereto) insured against all risks of loss or damage from every and any cause whatsoever in such amounts (but in no event less than the greater of the replacement value thereof or the amount set forth in the applicable Casualty Schedule, whichever is higher) with such deductibles and exclusions as approved by Lessor and in such form as is satisfactory to Lessor. All such insurance policies shall protect Lessor and Lessor's assignee(s) as loss payees as their interests may appear. Lessee shall also, at its own expense, carry public liability insurance, with Lessor and Lessor's assignee(s) as an additional insured, in such amounts with such companies and in such form as is satisfactory to Lessor, with respect to injury to person or property resulting from or based in any way upon or in any way connected with or relating to the installation, use or alleged use, or operation of any or all of the Equipment, or its location or condition. Not less than ten days prior to the Acceptance Date, Lessee shall deliver to Lessor satisfactory evidence of such insurance and shall further deliver evidence of renewal of each such policy not less than thirty (30) days prior to expiration thereunder. Each such policy shall contain an endorsement providing that the insurer will give Lessor not less than thirty (30) days prior written notice of the effective date of any alteration, change, cancellation, or modification of such policy or the failure by Lessee to timely pay all required premiums, costs or charges with respect thereto. Upon Lessor's request, Lessee shall cause its insurance agent(s) to execute and deliver to Lessor Loss Payable Clause Endorsement and Additional Insured Endorsement (bodily injury and property damage liability insurance) forms provided to Lessee by Lessor. In case of the failure to procure or maintain such insurance, Lessor shall have the right, but not the obligation, to obtain such insurance and any premium paid by Lessor shall be immediately due and payable by Lessee to Lessor as additional rent hereunder. The maintenance of any policy or policies of insurance pursuant to this Section shall not limit any obligation or liability of Lessee pursuant to Sections 7 or 9 or any other provision of this Lease and any Equipment Schedule hereto.

9. RISK OF LOSS. Until such time as the Equipment is returned and delivered to and accepted by Lessor, pursuant to the terms of this Lease and any Equipment Schedule hereto, Lessee hereby assumes and shall bear the entire risk of loss, damage, theft and destruction of the Equipment, or any portion thereof, from any cause whatsoever ("Equipment Loss"). Without limitation of the foregoing, no Equipment Loss shall relieve Lessee in any way from its obligations hereunder. Lessee shall promptly notify Lessor in writing of any Equipment Loss. In the event of any such Equipment Loss, Lessee shall: (a) in the event Lessor determines such Equipment to be repairable, promptly place, at Lessee's expense, the Equipment in good repaid, condition and working order in accordance with Seller's specifications and to the satisfaction of Lessor; or (b) in the event of an actual or constructive total loss of any item of Equipment, at Lessor's option: (i) promptly replace, at Lessee's expense, the Equipment with like equipment of the same or a later model with the same additions as the Equipment, and in good repaid, condition and working order in accordance with the Seller's specifications and to the satisfaction of Lessor; or (ii) immediately pay to Lessor the amount obtained by multiplying the Actual Equipment Cost as specified in the applicable Equipment Schedule by the percentage contained in the


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applicable Casualty Schedule for the date of such Equipment Loss plus, any unpaid rentals or any amounts due hereunder or, if no Casualty Schedule has been made a part of any applicable Equipment Schedule, an amount equal to the present value of the total amount of unpaid rentals and all other amounts due and to become due under any applicable Equipment Schedule during the term thereof as of the date of any payment, discounted at a rate equal to discount rate of the Federal Reserve Bank of Chicago as of the Commencement Date of the Lease with respect to each applicable Equipment Schedule, plus an additional amount equal to the fair market value of the Equipment immediately prior to the loss, theft, damage, or destruction, but in no event shall the amount of such fair market value be less than twenty percent (20%) of the actual cost of the Equipment. In the event Lessee is required to repair or replace any such item of Equipment pursuant to Subsections (a) or (b)(i) of the preceding sentence, the insurance proceeds received by Lessor, if any, pursuant to Section 8, after the use of such funds to pay any unpaid amounts then due hereunder, shall be paid to Lessee or, if applicable, to a third party repairing or replacing the Equipment upon Lessee's furnishing proof satisfactory to Lessor that such repair or replacement has been completed in a satisfactory manner. In the event Lessor elects option
(b)(ii), Lessee shall be entitled to a credit against the payment required by said Subsection in an amount equal to such insurance proceeds actually received by Lessor pursuant to Section 8 on account of such Equipment, and, upon payment by Lessee to Lessor of all of the sums required pursuant to Subsection (b)(ii), the applicable Equipment Schedule shall terminate with respect to such item of Equipment and Lessee shall be entitled to whatever interest Lessor may have in such item "as is, where is" and "with all faults" in its then condition and location without warranties of any type whatsoever, express or implied.

10. COVENANTS OF LESSEE. Lessee agrees that its obligations under this Lease and any Equipment Schedule hereto, including without limitation, the obligation to pay rental, are irrevocable and absolute, shall not abate for any reason whatsoever (including any claims against Lessor), and shall continue in full force and effect regardless of any inability of Lessee to use the Equipment or any part thereof for any reason whatsoever including, without limitation, war, act of God, storms, governmental regulations, strike or other labor troubles, loss, damage, destruction, disrepair, obsolescence, failure of or delay in delivery of the Equipment, or failure of the Equipment to properly operate for any cause. In the event of any alleged claim (including a claim which would otherwise be in the nature of a set-off) against Lessor, Lessee shall fully perform and pay its obligations hereunder (including all rents, without set-off or defense of any kind) and its only exclusive recourse against Lessor shall be by a separate action. Lessee agrees to furnish promptly to Lessor the annual financial statements of Lessee (and of any guarantors of Lessee's performance under this Lease and any Equipment Schedule hereto), prepared in accordance with generally accepted accounting principles and certified by independent certified public accountants, and such interim financial statements of Lessee as Lessor may require during the entire term of this Lease and any Equipment Schedule hereto. Lessee, if requested, shall provide at Lessee's expense an opinion of its counsel acceptable to Lessor affirming the covenants, representations and warranties of Lessee under this Lease and any Equipment Schedule hereto.

11. REPRESENTATIONS AND WARRANTIES. In order to induce Lessor in enter into this Lease and any Equipment Schedule hereto and to lease the Equipment to Lessee hereunder, Lessee represents and warrants that: (a) FINANCIAL STATEMENTS. (i) applications, financial statements, and reports which have been submitted by Lessee and any Obligors (as hereinafter defined) to Lessor are, and all information hereafter furnished by Lessee and Obligors to Lessor will be, true and correct in all material respects as of the date submitted; (ii) as of the date hereof, the date of any Equipment Schedule and any Acceptance Date, there has been no material adverse change in any matter stated in such applications, financial statements and reports; and, (iii) none of the foregoing omit or omitted to state any material fact. (b) ORGANIZATION. Lessee is an organizational entity described on the signature page hereof and is duly organized, validly existing and is duly qualified to do business and is in good standing in each State in which the Equipment will be located. (c) AUTHORITY. Lessee has full power, authority and right to execute, deliver and perform this Lease and any Equipment Schedule hereto, and the execution, delivery and performance hereof has been authorized by all necessary action of Lessee. (d) ENFORCEABILITY. This Lease and any Equipment Schedule or other document executed in connection therewith has been duly executed and delivered by Lessee and any Obligor and constitutes a legal, valid and binding obligation of Lessee and any Obligor enforceable in accordance with its terms. (e) CONSENTS. The execution, delivery and performance of this Lease and any Equipment Schedule hereto does not require any approval or consent of any stockholders, partners or proprietors or of any trustee or holders of any indebtedness or obligations of Lessee, and will not contravene any law, regulation, judgment or decree applicable to Lessee, or the certificate of incorporation, partnership agreement, by-laws or other governing documents of Lessee, or contravene the provisions of, or constitute a default under, or result in the creation of any lien upon any property of Lessee under any mortgage, instrument or other agreement to which Lessee is a party or by which Lessee or its assets may be bound or affected. Except as disclosed, no authorization, approval, license, filing or registration with any court or governmental agency or instrumentality is necessary in connection with the execution, delivery, performance, validity and enforceability of this Lease and any Equipment Schedule hereto. (f) TITLE. On each Commencement Date, Lessor shall have good and marketable title to the items of Equipment which is subject to this Lease and any Equipment Schedule hereto on such date, free and clear of all liens, except the lien of Seller which will be released upon receipt of payment. Lessee warrants that no party has a security interest in the Equipment which will not be released on or before payment by Lessor to Seller of the Equipment and that the Equipment is and shall at all times remain personal property regardless of how it may be affixed to any real property. (g) LITIGATION. There is no action, suit, investigation or proceeding by or before any court, arbitrator, agency or governmental authority pending or threatened against or affecting Lessee: (i) which involves the Equipment or the transactions contemplated by this Lease and any Equipment Schedule hereto; or
(ii) which, if adversely determined, could have a material adverse effect on the financial condition, business or operation of Lessee.

12. EVENTS OF DEFAULT. An event of default ("Event of Default") shall occur hereunder if Lessee or any Obligor ("Obligor" shall include any guarantor or surety of any obligations of Lessee to Lessor under this Lease and any Equipment Schedule hereto): (i) fails to pay any installment of rent or other payment required hereunder when due; or (ii) attempts to or does remove from the Premises (except a relocation with Lessor's consent as provided in Section 5), sell, transfer, encumber, part with possession of, or sublet any item of the Equipment; or (iii) shall suffer or have suffered, in the reasonable judgment of Lessor, a material adverse change in its financial condition since the date of the last financial statements submitted to Lessor, and as a result thereof Lessor deems itself to be insecure, or any of the statements or other documents or information submitted at any time heretofore or hereafter by Lessee or Obligor to Lessor has misstated or shall misstate or has failed or shall fail to state a material fact; or (iv) breaches or shall have breached any representation or warranty made or given by Lessee or Obligor in this Lease or in any other document furnished to Lessor in connection herewith, or any such representation or warranty shall be untrue or, by


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reason of failure to state a material fact or otherwise, shall be misleading;
or (v) fails to perform or observe any other covenant, condition or agreement to be performed or observed by it hereunder, and such failure or breach shall continue unremedied for a period of ten days after the earlier of (a) the date on which Lessee obtains, or should have obtained knowledge of such failure or breach, or (b) the date on which notice thereof shall be given by Lessor to Lessee; or (vi) shall become insolvent or bankrupt or make an assignment for the benefit of creditors or consent to the appointment of a trustee or receiver, or a trustee or receiver shall be appointed for a substantial part of its property without its consent, or bankruptcy or reorganization or insolvency proceeding shall be instituted by or against Lessee or Obligor; or (vii) conveys, sells, transfers or assigns substantially all of Lessee's or Obligor's assets or ceases doing business as a going concern, or, if a corporation, ceases to be in good standing or files a statement of intent to dissolve, or abandons any or all of the Equipment; or (viii) shall be in breach of or default under any lease or other agreement at any time executed with Lessor or any other lessor or with any lender to Lessee or Obligor.

13. REMEDIES. Upon the occurrence of an Event of Default (the "Default Date") set forth in Section 12 and at any time thereafter, Lessor may, in its sole and absolute discretion, do any one or more of the following: (a) upon notice to Lessee cancel all or any portion of this Lease and some or all Equipment Schedules executed pursuant thereto; (b) enter Lessee's Premises and without removal of the Equipment, render the Equipment unusable or, require Lessee to assemble the Equipment and make it available to Lessor at a place designated by Lessor, and/or dispose of the Equipment by sale or otherwise (all of which determinations may be made by Lessor in its sole and absolute discretion) without any duty to account for such action or inaction or for any proceeds or profits with respect thereto; (c) declare immediately due and payable all sums due and to become due hereunder for the full term of the Lease (including any renewal or purchase obligations which Lessee has contracted to pay); (d) with or without canceling this Lease, recover from Lessee damages, in an amount equal to the sum of: (i) all unpaid rent and other amounts that became due and payable on, or prior to, the Default Date, (ii) the present value of all future rentals and other amounts described in the Lease and not included in (i) above discounted to the Default Date at a rate equal to the discount rate of the Federal Reserve Bank of Chicago as of the Commencement Date of the Lease with respect to each Equipment Schedule (which discount rate, Lessee agrees is a commercially reasonable rate which takes into account the facts and circumstances at the time such Equipment Schedule commenced), (iii) all commercially reasonable costs and expenses incurred by Lessor in enforcing Lessor's rights under this Lease, or defending against any claims or defenses asserted by or through Lessee, including but not limited to, costs of repossession, recovery, storage, repair, sale, re-lease and reasonable attorneys' fees, (iv) the estimated residual value of the Equipment as of the expiration of the Lease, (v) any indemnity amount payable to Lessor; and (vi) interest on all of the foregoing from the Default Date until the date payment is received by Lessor at 2 1/2% in excess of the Prime Rate (or its equivalent) per annum in effect on the date of such payment at the First National Bank of Chicago) or the highest rate permitted by law, whichever is less; (e) exercise any other right or remedy which may be available to it under the Uniform Commercial Code or any other applicable law. Lessor reserves the right, in its sole and absolute discretion, to release or sell any or all of the Equipment at a public auction or in a private sale, at such time, on such terms and with such notice as Lessor shall in its sole and absolute discretion deem reasonable. In such event, without any duty on Lessor's part to effect any such re-lease or sale of the Equipment, Lessor will credit the present value of any proceeds from such sale or re-lease actually received and retainable by it (net of any and all costs or expenses) discounted from the date of Lessor's receipt thereof to the Default Date at 2 1/2% in excess of the Prime Rate (or its equivalent) per annum in effect on the date of such payment at the First National Bank of Chicago, or the highest rate permitted by law, whichever is less to the amounts due to Lessor from Lessee under the provisions of (c), (d) and/or (e) above. A cancellation of this Lease shall occur only upon notice by Lessor and only as to such items of Equipment as Lessor specifically elects to cancel and this Lease shall continue in full force and effect as to the remaining items of Equipment, if any. If this Lease and/or any Equipment Schedule is deemed at any time to be one intended as security, Lessee agrees that the Equipment shall secure, in addition to the indebtedness set forth herein, any other indebtedness at any time owing by Lessee to Lessor. No remedy referred to in this Section is intended to be exclusive, but shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity. No express or implied waiver by Lessor of any default shall constitute a waiver of any other default by Lessee or a waiver of any of Lessor's rights.

14. ASSIGNMENT BY LESSOR. LESSOR MAY (WITH OR WITHOUT NOTICE TO LESSEE) SELL, TRANSFER, ASSIGN OR GRANT A SECURITY INTEREST IN ALL OR ANY PART OF ITS INTEREST IN THIS LEASE, ANY EQUIPMENT SCHEDULE, ANY ITEMS OF EQUIPMENT OR ANY AMOUNT PAYABLE HEREUNDER. In such an event, Lessee shall, upon receipt of notice, acknowledge any such sale, transfer, assignment or grant of a security interest and shall pay its obligations hereunder or amounts equal thereto to the respective transferee, assignee or secured party in the manner specified in any instructions received from Lessor. Notwithstanding any such sale, transfer, assignment or grant of a security interest by Lessor and so long as no event of default shall have occurred hereunder, neither Lessor nor any transferee, assignee or secured party shall interfere with Lessee's right of use or quiet enjoyment of the Equipment. In the event of such sale, transfer, assignment or grant of a security interest in all or any part of this Lease and any Equipment Schedule hereto, or in the Equipment or in sums payable hereunder, as aforesaid, Lessee agrees to execute such documents as may be reasonably necessary to evidence, secure and complete such sale, transfer, assignment or grant of a security interest and to perfect the transferee's, assignee's or secured party's interest therein and Lessee further agrees that the rights of any transferee, assignee or secured party shall not be subject to any defense, set-off or counterclaim that Lessee may have against Lessor or any other party, including the Seller, which defenses, set-offs and counterclaims shall be asserted only against such party, and that any such transferee, assignee or secured party shall have all of Lessor's rights hereunder, but shall assume none of Lessor's obligations hereunder. Lessee acknowledges that any assignment or transfer by Lessor shall not materially change Lessee's duties or obligations under this Lease nor materially increase the burdens and risks imposed on Lessee. Lessee agrees that Lessor may assign or transfer this Lease or Lessor's interest in the Equipment even if said assignment or transfer could be deemed to materially affect the interests of Lessee. Nothing in the preceding sentence shall affect or impair the provisions of Section 4, Section 10 or any other provision of this Lease.

15. AMENDMENTS. This Lease and any Equipment Schedule hereto contain the entire agreement between the parties with respect to the Equipment, this Lease and any Equipment Schedule hereto and there is no agreement or understanding, oral or written, which is not set forth herein. This Lease and any Equipment Schedule hereto may not be altered, modified, terminated or discharged except by a writing assigned by the party against whom such alteration, modification, termination or discharge is sought.

Lessee's Initials _____

16. LAW. This Lease and any Equipment Schedule hereto shall be binding only when accepted by Lessor at its corporate headquarters in Illinois and shall in all respects be governed and construed, and the rights and the liabilities of the parties hereto determined, except for local filing requirements, in accordance with the laws of the State of Illinois. LESSEE WAIVES TRIAL BY JURY AND SUBMITS TO THE JURISDICTION OF THE FEDERAL DISTRICT COURTS OF COMPETENT JURISDICTION OR ANY STATE COURT WITHIN THE STATE OF ILLINOIS AND WAIVES ANY RIGHT TO ASSERT THAT ANY ACTION INSTITUTED BY LESSOR IN ANY SUCH COURT IS IN THE IMPROPER VENUE OR SHOULD BE TRANSFERRED TO A MORE CONVENIENT FORUM.

Lessee's Initials _____

17. INVALIDITY. In the event that any provision of this Lease and any Equipment Schedule hereto shall be unenforceable in whole or in part, such provision shall be limited to the extent necessary to render the same valid, or shall be exercised from this Lease or any Equipment Schedule hereto, as circumstances may require, and this Lease and the applicable Equipment Schedule shall be construed as if said provision had been incorporated herein as so limited, or as if said provision had not been included herein, as the case may be without invalidating any of the remaining provisions hereof.

18. MISCELLANEOUS. All notices and demands relating hereto shall be in writing and mailed by certified mail, return receipt requested, to Lessor or Lessee at their respective addresses above or shown in the Equipment Schedule, or at any other address designated by notice served in accordance herewith. Notice shall become effective when deposited in the United States mail, with proper postage prepaid, addressed to the party intended to be served at the address designated herein. All obligations of Lessee shall survive the termination or expiration of this Lease and any Equipment Schedule hereto. Should Lessor permit use by Lessee of any Equipment beyond the Initial Lease Term, or, if applicable, any exercised extension or renewal term, the lease obligations of Lessee shall continue and such permissive use shall not be construed as a renewal of the term thereof, or as a waiver of any right or continuation of any obligation of Lessor hereunder, and Lessor may take possession of any such Equipment at any time upon demand. If more than one Lessee is named in this Lease, the liability of each shall be joint and several. Lessee shall, upon request of Lessor from time to time, perform all acts and execute and deliver to Lessor all documents which Lessor deems reasonably necessary to implement this Lease and any Equipment Schedule hereto, including, without limitation, certificates addressed to such persons as Lessor may direct stating that this Lease and the Equipment Schedule hereto is in full force and effect, that there are no amendments or modifications thereto, that Lessor is not in default hereof or breach hereunder, setting forth the date to which rentals due hereunder have been paid, and stating such other matters as Lessor may request. This Lease and any Equipment Schedule hereto shall be binding upon the parties and their successors, legal representatives and assigns. Lessee's successors and assigns shall include, without limitation, a receiver, debtor-in-possession, or trustee of or for Lessee. If any person, firm, corporation or other entity shall guarantee this Lease and the performance by Lessee of its obligations hereunder, all of the terms and provisions hereof shall be duly applicable to such Obligor.

19. LESSEE'S WAIVERS. To the extent permitted by applicable law, Lessee hereby waives any and all rights and remedies conferred upon a Lessee by
Article 2A of the Uniform Commercial Code as adopted in any jurisdiction, including but not limited to Lessee's rights to: (i) cancel this Lease; (ii) repudiate this Lease; (iii) reject the Equipment; (iv) revoke acceptance of the Equipment; (v) recover damages from Lessor for any breaches of warranty or for any other reason; (vi) claim a security interest in the Equipment in Lessee's possession or control for any reason (vii) deduct all or any part of any claimed damages resulting from Lessor's default, if any, under this Lease;
(viii) accept partial delivery of the Equipment (ix) "cover" by making any purchase or lease of or contract to purchase or lease Equipment in substitution for those due from Lessor; (x) recover any general, special, incidental, or consequential damages for any reason whatsoever; and (xi) specific performance, replevin, detinue, sequestration, claim, and delivery of the like for any Equipment identified to this Lease. To the extent permitted by applicable law, Lessee also hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use any Equipment in mitigation of Lessor's damages as set forth in Paragraph 13 or which may otherwise limit or modify any of Lessor's rights or remedies under Paragraph 13. Any action by Lessee against Lessor for any default by Lessor under this Lease, including breach of warranty or indemnity, shall be commenced within one (1) year after any such cause of action accrues.

20. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed an original. Each Equipment Schedule shall be executed in three (3) serially numbered counterparts each of which shall be deemed an original but only counterpart number 1 shall constitute "chattel paper" or "collateral" within the meaning of the Uniform Commercial Code in any jurisdiction.

21. ADDENDUM. ("X" if applicable) [X] See Addendum(s) attached hereto and made a part hereof.

THE PERSON EXECUTING THIS LEASE FOR AND ON BEHALF OF LESSEE WARRANTS AND REPRESENTS, WHICH WARRANTY AND REPRESENTATION SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS LEASE, THAT THIS LEASE AND THE EXECUTION HEREOF HAS BEEN DULY AND VALIDLY AUTHORIZED BY LESSEE, CONSTITUTES A VALID AND BINDING OBLIGATION OF LESSEE AND THAT HE HAS AUTHORITY TO MAKE SUCH EXECUTION FOR AND ON BEHALF OF LESSEE.

IN WITNESS WHEREOF, this Lease has been executed by lessee this 4th day of April, 1997.


                                       ACCEPTED AT CHICAGO, ILLINOIS

CYBERGOLD, INC.                        LINC CAPITAL MANAGEMENT, A DIVISION OF
                                       SCIENTIFIC LEASING INC.
Lessee                                 Lessor

By: A.Nathaniel Goldhaber              By: LINC CAPITAL MANAGEMENT
   --------------------------------       --------------------------------------

Title: CEO                             TITLE: Vice President
      -----------------------------          -----------------------------------

Date: 4-4-97                           Date: September 16, 1997
     ------------------------------         ------------------------------------

                               ADDENDUM NO. 1 TO
                        MASTER LEASE AGREEMENT NO. 6869
                           DATED AS OF MARCH 28, 1997
                                    BETWEEN
                            LINC CAPITAL MANAGEMENT,
                A DIVISION OF SCIENTIFIC LEASING INC., AS LESSOR
                                      AND
                           CYBERGOLD, INC., AS LESSEE

        This Addendum is attached to and forms part of that certain Master Lease Agreement No. 6869 dated as of March 18, 1997, between LINC Capital Management, a division of Scientific Leasing Inc., ("Lessor" or "LINC") and CyberGold, Inc. ("Lessee" or "CyberGold"), (the "Lease") agreeing as follows:

A. Terms defined in the Lease shall have the same meanings herein unless otherwise expressly set forth herein or otherwise required by context hereof.

B. The following shall be added to the terms of the lease and are hereby incorporated therein by reference.

2. LEASING OF EQUIPMENT.

        a. Lease Line. Subject to the terms and conditions herein set forth and in the applicable Equipment Schedule, and provided no event of default under the Lease shall have occurred and be then continuing, Lessor agrees to purchase and lease to Lessee, from time to time, the "Equipment" (as defined below). The aggregate "Cost" (as defined below) of Equipment purchased by Lessor pursuant to this Section 22.a shall in no event exceed $350,000.00 (the "Lease Line Amount"). All Takedowns" (as defined below) shall be completed on or before April 1, 1998 (the "Last Takedown Date").

        b.      Equipment.      (1) Lessor will purchase certain computer
equipment, and ancillary equipment related thereto (the "Equipment") from Lessee or from vendors designated by Lessee. The purchase price for the Equipment will be equal to the lesser of either (i) 100% of the manufacturers' net invoice price (excluding applicable sales or use taxes, freight, installation, and similar charges) for the Equipment or (ii) the Net Book Value of the Equipment (as defined below); and (iii) the then fair market value for each item or commercial unit of the Equipment as determined by Lessor ("Cost").

                (2) All Equipment shall be tangible personal property eligible for MACRS depreciation under the Internal Revenue Code of 1986, as amended. The depreciation benefits arising from the Equipment will be for the account of Lessor.

                (3) Each item of or commercial unit of the Equipment, its vendor and all purchase orders, invoices and related documents will be subject to review and approval by Lessor prior to funding any Takedown. The minimum Cost for an individual item of or commercial unit of the Equipment shall not be less than $1,000.

                (4) Notwithstanding the provisions of subsection (1) above, the "Cost" of for any Equipment placed in service by Lessee more than ninety
(90) days prior to purchase by LINC ("Used Equipment") shall be as follows:

(i) The Sale Leaseback Amount ("SLB Amount") paid by LINC for used Equipment shall be equal to the lesser of either (a) 100% of the Net Book Value of the Equipment or (b) the then fair market value for each item or commercial unit of the type of Used Equipment acceptable to LINC but in either event not more or less than $250,000.00 for Used Equipment purchased by LINC in connection with Equipment Schedule No. 001. The SLB Amount shall be funded by LINC immediately upon execution of the Master Lease Agreement and all related documents required by Lessor including Equipment Schedule No. 001 to the Lease. Title to all Used Equipment described in Equipment Schedule No. 001 shall pass to Lessor upon payment of the SLB Amount.

                (5) The Net Book Value shall mean the depreciated value of the Equipment (determined in accordance with generally accepted accounting principles according to the books and records of Lessee) and shall be supported by the original manufacturer's net invoice amount actually paid by Lessee (excluding applicable sales or use taxes, freight, installation and other similar charges) as evidenced by canceled checks, copies of which are to be delivered to Lessor prior to any purchase of Equipment by LINC.

        c. Initial Lease Term and Monthly Lease Rate. The Initial Lease Term shall be 36 months. The applicable Monthly Lease Rate factor shall be 3.2552% of Cost per month, subject to Rate Adjustments described below.

     d. Rate Adjustment. The Monthly Lease Rate Factor will be indexed to the yield for U.S. Treasury Notes maturing closest to the date (3) years from the Commencement Date of each Equipment Schedule (the "Index Instrument") [(currently 5.97% for the 7 3/4% Treasury Notes maturing December, 1999 as reported in the Wall Street Journal dated December 24, 1996)].
The Monthly Lease Rate Factor shall be adjusted by Lessor to provide for any increase in the yield of the Index Instrument on the Commencement Date of each Equipment Schedule. Upon commencement of each Equipment Schedule, the Monthly Lease Rate Factor (as adjusted) shall be fixed for the Lease Term of each such Equipment Schedule.

     e. TAKEDOWNS. "Takedowns" means the date of the final payment of the Cost of the Equipment for the applicable Equipment Schedules by LINC. All Takedowns shall commence on the first day of the calendar quarter following Lessee's acceptance of all Equipment on each Equipment Schedule. The initial Takedown shall include any Used Equipment accepted by LINC as a separate Equipment Schedule for the SLB Amount. Any Equipment purchased after the Initial Takedown shall be ended on subsequent Takedowns through additional Equipment schedules of at least $50,000.00 each up to the amount of the Cost of such Equipment. Each Equipment Schedule will include all purchases of Equipment made for Equipment on a progress payment basis in the previous calendar quarter not previously included in an Equipment Schedule. Aggregate takedowns prior to April 15, 1997 shall be for at least $50,000. All Equipment Schedules shall takedown prior to the Last Takedown Date.

     f. FIRST MONTH'S RENT. An amount equal to the first month's rental payment shall be payable to Lessor upon commencement of each Equipment Schedule and may be retained by Lessor from the amount of any other sums payable by Lessor to Lessee or on behalf of Lessee

     g. LAST MONTH'S RENT. An amount equal to $11,393.20 representing Lessor's estimate of the last month's rental amount based upon the Monthly Lease Rate Factor and based upon Equipment Cost equal to the aggregate Lease Line Amount, will be due at the time of the commencement of Equipment Schedule 001 and this rent will be applied to the last Monthly Lease Payment due under each Equipment Schedule on a pro rata basis. If the entire Lease Line Amount is not fully funded by April 1, 1998, then the unused amount of the last payment paid under this paragraph shall be retained by Lessor.

     h. END OF TERM OPTIONS. Provided that the Lease has not been terminated and that no Event of Default or event which, with notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing, Lessee shall at the end of the Initial Lease Term of each Equipment Schedule, renew the Lease with respect to all, and not less than all, of the Equipment under each Equipment Schedule to the Lease at their respective expiration dates for 12 months at 60% of the applicable Monthly Lease Rate Factor, which shall be payable monthly in advance plus any applicable taxes. At the end of such renewal term, Lessee will purchase the Equipment for $1.00. When Lessee so purchases the Equipment, the purchase shall take place on the day immediately following the date of expiration of the renewal Lease Term, and by the delivery at such time by Lessee to Lessor of payment of the amount of the purchase price for the Equipment. The purchase of the Equipment by Lessee pursuant to any options herein granted shall be "AS IS WHERE IS," "WITH ALL FAULTS" without recourse to or any warranty by Lessor, other than a warranty that the Equipment is free and clear of liens and encumbrances resulting by or through acts of Lessor.

     i. EARNEST MONEY DEPOSIT. Lessor acknowledges receipt of 5,000,00 (the "Earnest Money Deposit") from Lessee. The Earnest Money Deposit will be first applied to legal and due diligence expenses, then to the documentation fee of 2,000.00. Any remainder shall then be applied pro rata to the initial months rent on each schedule. If Lessee does not utilize the entire Lease Line Amount contemplated by this Agreement or execute and deliver all documents required by Lessor, the Earnest Money Deposit or any unapplied portion thereof will be retained by Lessor as a fee and not as a penalty.

     j. CONDITIONS PRECEDENT TO LEASING. (i) lessor shall have no obligation to purchase any Equipment for lease to Lessee unless or until acceptable documentation, the form of which will be provided by Lessor has been executed by Lessee and delivered to Lessor and (ii) Lessor has confirmed with Lessee that no material adverse change in Lessee's financial condition and business prospects prior to each takedown. In addition to items (i) and (ii) above and any other document or item requested by Lessor, Lessee shall deliver the items set forth below in form and substance acceptable to Lessor.

(1) Execution and delivery by Lessee to Lessor the following documents prior to the Initial Takedown.

     (a) Master Lease Agreement;
     (b) Addendum No. 1, Master Lease Agreement;
     (c) Equipment Schedule(s), as required by Lessor;
     (d) Secretary's certificate as to board of director's resolutions and incumbency:

     (e) UCC-1 financing statements and protective fixture filings signed by Lessee (to be filed prior to the earlier of funding or, for Equipment delivered after the date of the Lease, delivery of Equipment to Lessee) along with any UCC Amendments relating thereto for any prior, present or subsequent Equipment Schedule.

     (f) Progress Payment Authorization (if applicable);

     (g) Bill(s) of sale for Equipment sold by Lessee to Lessor (if applicable);

     (h) Purchase Agreement Assignment of agreements between Lessee and its Equipment vendors for new Equipment (if applicable); and

     (i) The Warrant described in Section 24 below.

(2) Delivery to Lessor of executed copies of the following Documents prior to the Initial Takedown.

(a)  Certificate of insurance:

(b) Release or subordination of all security interests in favor of any other party granted by Lessee or the owners of Equipment to be sold to Lessor which cover either the Equipment to be sold or include "after acquired" Equipment clauses in favor of such other party ("Equipment Liens"), (if applicable); and

(c) Release, disclaimer or subordination agreements (if required by Lessor) by each owner of any premises in which Equipment will be located of any landlord's lien or other right which a real property owner might claim in the Equipment to be leased hereunder.

(3) With respect to Subsequent Takedowns occurring prior to January 17, 1998, the following items will be required to be delivered and executed, if applicable, prior to each Subsequent Shakedown:

(a)  Equipment Schedule(s), as needed by Lessor;

(b) Secretary's certificate as to board of directors' resolutions and incumbency (if requested by Lessor);

(c) UCC-1 financing statements and protective fixture filings signed by Lessee (to be filed prior to the earlier of funding or delivery of Equipment to Lessee) along with any UCC Amendments relating thereto for any prior, present, or subsequent Equipment Schedule;

(d)  Progress Payment Authorization, (if applicable);

(e)  Bill(s) of sale for Equipment sold by Lessee to Lessor (if applicable);

(f) Purchase Agreement Assignment of agreements between Lessee and its Equipment vendors for new Equipment (if applicable);

(g)  Certificate of insurance (if requested by Lessor);

(h)  Release of "Equipment Liens" (if applicable);

(i) Landlord subordination agreements or Equipment Waiver agreements acceptable to Lessor; (if applicable);

(j) Original invoices issued to Lessor (or copies of invoices to Lessee and canceled checks of Lessee);

(k)  Amendments to Articles of Incorporation and By-Laws (if applicable);

(4) The following other documents shall also be required to be delivered by Lessee prior to any Takedown:

(a) Copies of invoices to Lessee and canceled checks of Lessee or original invoices billed to Lessor for all Items of Equipment proposed for the initial Takedown(s)

(b)  Certified copies of the Lessee's Articles of Incorporation

(c) Current Financial Statements prepared by Lessee or its independent auditor not previously furnished to Lessor, if any.

23. PROGRESS PAYMENTS. If requested, progress payments will be made for any amount over $1,000 per invoice to vendors in accordance with Lessor's standard procedures. Unless otherwise agreed by Lessor the minimum progress payment amount shall not be less than $5,000.00. Interim rent, on progress payments on Equipment, shall be payable from the date progress payments are made to the Commencement Date of the corresponding Equipment Schedule. Interim rent shall be calculated at the daily equivalent of the Monthly Lease Rate Factor.

Lessee shall deliver to Lessor Lessee's authorization not less than 30 days prior to the due date thereof and in a form acceptable to Lessor, to make a progress payment and, provided on such due date no Events of Default have occurred and be continuing hereunder or under the Lease. Lessor shall make the progress payment set forth to the manufacturer(s) or supplier(s) as set forth in such authorization. In respect of such progress payments so made by Lessor, Lessee agrees as follows:

(i) to pay the Lessor or Lessor's Assignee a daily rental amount equal to the product of the aggregate amount of progress payments actually made by Lessor multiplied by the Lease Rate Factor as set forth in each applicable Equipment Schedule divided by thirty (30) from the date such progress payments are in fact made. Such payment shall be made by Lessee to Lessor immediately upon Lessee's receipt of a written request therefor (but not more than one such payment shall be made within any given period of thirty (30) days accompanied by evidence reasonably satisfactory to Lessee indicating the amount and date of payment by Lessor of the progress payments in respect of which such payment is so requested.

(ii) in the event Lessee shall not deliver Lessee's Equipment Acceptance Form in respect of the Equipment to Lessor on or before three (3) months from the date of the first progress payment made hereunder (unless such period is extended by mutual written agreement of Lessor and Lessee), to pay to Lessor or Lessor's Assignee, upon demand, an amount equal to the sum of all progress payments theretofore made by Lessor pursuant to this provision, together with unpaid daily rental amounts thereon;

(iii) Lessee acknowledges and understands that Lessor may elect to borrow all or a portion of the progress payments required of Lessor under this provision and that as security therefor, Lessor may assign the applicable Equipment Schedule, including but not limited to Lessor's rights hereunder, to the lender of such amounts so borrowed. Lessee agrees, without notice to Lessee, Lessor may make such assignment in connection with any such borrowing and for the protection and benefit of Lessor and any such assignee, the rights of Lessor or its assignee in and to such payments shall be absolute and unconditional under all circumstances, notwithstanding: (i) any set-off, abatement, reduction, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, the manufacturer(s) or seller(s) of the Equipment, or any other person for any reason whatsoever; or (ii) any defect in condition, operation, fitness or use, damage or destruction of the Equipment, or failure of the manufacturer(s) or supplier(s) to deliver the Equipment for any reason whatsoever; or (iii) or any insolvency, bankruptcy, reorganization or similar proceedings instituted by or against the Lessor or Lessee.

24. WARRANTS. In connection with the Master Lease Agreement No. 6869 and prior to the Initial Takedown, CyberGold shall issue to LINC warrants to purchase $35,000 (thirty-five thousand dollars) of CyberGold Preferred Stock Series B Shares at an exercise price equal to the actual Series B price unless the closing of the Series B round takes place in the excess of 90 days from the execution of the lease. If this occurs, the price per share of the warrant shall be equal to the Series A Preferred price.

The warrants shall be issued and delivered to Lessor upon execution of the lease documents and shall be exercisable at any time within ten (10) years from the date of the final acceptance of the equipment under the Lease. The terms of the warrant shall include piggyback registration rights on a pro rata basis with the shares of other shareholders, acceptable anti-dilution rights, and shall provide for a "cashless" exercise provision in the event of exercise by LINC.

25. REPORTS. So long as there are amounts due LINC under the Lease (or LINC holds any unexpired and unexercised warrants) Lessee shall supply LINC with financial and operating performance data as is provided to Board Members and investors and, if applicable, the S.E.C., and shall immediately notify LINC of any material adverse change in its financial condition or business prospects.

IN WITNESS WHEREOF, this Addendum has been executed by a duly authorized officer of Lessee as of the _________ day of _______________, 1997.

                                        Cybergold, Inc.

                                        (Lessee)

                                        By:  CyberGold, Inc.
                                             -----------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                             -----------------------------------

                                        LINC CAPITAL MANAGEMENT, A DIVISION OF
                                        SCIENTIFIC LEASING INC.
                                        (Lessor)


                                        By:
                                             -----------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                             -----------------------------------

                                        Date:
                                             -----------------------------------


                                      -4-